Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrants charter
Nuveen Insured Massachusetts Tax-Free
Advantage Municipal Fund
333-100875, 811-21216

On January 15, 2003, under Conformed Submission
Type 497, accession number, 0000950137-03-
000243,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.